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                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 23, 2001 included in the Company's Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.



Arthur Andersen LLP


Chicago Illinois
October 10, 2001